UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 28, 2009
Graham Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-8462	16-1194720

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

20 Florence Avenue, Batavia, New York	14020

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (585) 343-2216
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02
SIGNATURES

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Stock Option Awards and Restricted Stock Grants. On May 28, 2009, the Compensation Committee of the Board of Directors of Graham Corporation (the “Company”) approved the stock option awards and grants of restricted stock in the amounts set forth below to the Company’s employed named executive officers. On the same day, the Compensation Committee approved the grants of restricted stock in the amounts set forth below to the Company’s Directors. All such stock option awards and restricted stock grants were made under the Amended and Restated 2000 Graham Corporation Incentive Plan to Increase Shareholder Value (the “Plan”). Each stock option has an exercise price of $15.22 per share (that being that closing price of the Company’s Common Stock on the NYSE Amex exchange on the date of grant), vests 25% per year over four years and expires ten years from the date of grant. The restricted stock awarded to the Company’s named executive officers vests 33 ⅓% per year beginning on the first anniversary of the date of grant. The restricted stock awarded to the Company’s Directors vests on the first anniversary of the date of grant.
     The number of stock options awarded to the Company’s employed named executive officers was determined by multiplying each such officer’s base salary in effect by 20%, and then dividing the product by the per share option value (determined using the Black-Scholes valuation method). The number of shares of restricted stock granted to the Company’s employed named executive officers was determined in accordance with the Company’s Executive Bonus Plan in effect for the fiscal year ended March 31, 2009 (“Fiscal 2009”) and based on the achievement by the Company of net income and working capital objectives during Fiscal 2009. The number of shares of restricted stock awarded to each of the Company’s Directors was determined by dividing $25,000 by the closing price of the Company’s Common Stock on the date of grant.

		Number of Shares of
Named Executive Officer Stock Option Awards and Restricted Stock Grants	Number of Options	Restricted Stock
James R. Lines,	5,922	3,193
President and Chief Executive Officer
Jeffrey Glajch,	4,693	—
Vice President — Finance & Administration and Chief Financial Officer
Alan E. Smith,	3,571	1,925
Vice President of Operations
Jennifer R. Condame	2,678	—
Controller and Chief Accounting Officer

Number of Shares of
Director Restricted Stock Grants	Restricted Stock
Helen H. Berkeley	1,643
Jerald D. Bidlack	1,643
Alan Fortier	1,643
James J. Malvaso	1,643
Gerard T. Mazurkiewicz	1,643
Cornelius S. Van Rees	1,643
     Named Executive Officer Bonuses. On May 28, 2009, the Company’s Compensation Committee approved the payment of cash bonuses to certain of the Company’s named executive officers. Such bonuses were paid in accordance with the Company’s Executive Bonus Plan in effect for Fiscal 2009 and were based on the achievement by the Company during Fiscal 2009 of net income and working capital objectives as well as the achievement of personal objectives by each named executive officer during the year.

Senior Executive Officer Bonuses	Total Bonus
James R. Lines	$190,005
President and Chief Executive Officer
Alan E. Smith	$66,832
Vice President of Operations
Jennifer R. Condame	$35,019
Controller and Chief Accounting Officer
J. Ronald Hansen (1),	$25,138
Former Vice President — Finance & Administration and Chief Financial Officer

(1)	Mr. Hansen retired from the Company in August 2008 and his cash bonus was prorated for the portion of Fiscal 2009 during which he was employed by the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Graham Corporation
Date: May 29, 2009	By:	/s/ Jeffrey Glajch
Jeffrey Glajch
Vice President – Finance & Administration and Chief Financial Officer